Cronin & Company
                          Certified Public Accountants
                             1574 Eagle Nest Circle
                          Winter Springs, Florida 32708


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

Magicinc.com
530 North Federal Highway
Fort Lauderdale, Florida 33301

We hereby consent to the use of our report dated February 8, 2001, for the periods ended October 31, 2000 and October 31, 1999, in the Form 10-KSB in accordance with Section 12 of the Securities Exchange Act of 1934.


/s/ Cronin & Company
February 13, 2001